			FORM N-SAR ATTACHMENT ITEM 77 0
		"10f-3 TRANSACTIONS FOR THE PERIOD JULY  1 THROUGH DECEMBER 31, 1996"
			Alliance International Fund

										                                                   Shares		     Total		  % of Issue				                            Shares
		                  Date		   Shares   % of Fund Price per Purchased by		 Shares		   Purchased				                            Held
Security		        Purchased	Purchased  Assets1		 Share		   Fund group		  Issued     By Group2		       Broker(s)		           1/31/97
Deutsche Telecom		11/18/96		"28,900 "	 	0.19%		  18.89		  "1,132,190"   "500,000 "	 	0.23%		     Deutsche Morgan Grenfell		"39,700 "



























